Exhibit 10.2

GROUPON, INC.

NOTICE OF GRANT OF STOCK OPTION

The Optionee has been granted an option (the “Option”) to purchase certain shares of Stock of Groupon, Inc. pursuant to the Groupon, Inc. 2008 Stock Plan (the “Plan”), as follows:

Optionee:

Date of Grant:

Number of Option Shares:

Exercise Price:	$

Initial Vesting Date:	The date one (1) year after [insert vesting commencement date]

Option Expiration Date:	The date ten (10) years after the Date of Grant

Tax Status of Option:	Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, the Option will be a Nonstatutory Stock Option.)

Vested Shares:

Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio

	Prior to Initial Vesting Date	0

	On Initial Vesting Date, provided the Optionee’s Service has not terminated prior to such date	1/4

Plus

	For each additional full year of the Optionee’s continuous Service from Initial Vesting Date	1/4

The Exercise Price represents an amount the Company believes to be no less than the fair market value of a share of Stock as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code.  However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination.  A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Optionee.  By signing below, the Optionee agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Optionee as a result of such determination by the IRS.  The Optionee is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Optionee agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.  The Optionee acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

GROUPON, INC.	OPTIONEE

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:   2008 Stock Plan; Stock Option Agreement and Exercise Notice